Exhibit 99.1

Rubicon Reports Second Quarter 2022 Financial Results

Second quarter revenue grew to $165 million, 20% higher compared to the prior year period

Successful completion of business combination; Shares commenced trading on New York Stock Exchange

Lexington, Kentucky – August 22, 2022 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today reported financial and operational results for the second quarter of 2022.

In the second quarter, Revenue totaled $165 million, an increase of 20% compared to $138 million in the second quarter of 2021. This strong revenue growth reflected continued expansion within the Company’s existing customer base as well as the addition of new customers.

Gross Profit in the second quarter was $5 million, 26% higher compared to the prior year quarter, and Adjusted Gross Profit in the second quarter was $13 million, 19% higher compared to the prior year quarter. This growth in profit was driven by increased service levels with both new and existing customers.

“Becoming a public company was a tremendous accomplishment and strengthens Rubicon’s market postion as we accelerate growth, bring more digitization to the waste and recycling industry, and continue our mission to end waste,” said Nate Morris, Chairman and CEO of Rubicon. “In addition, we are very pleased to report second quarter results, with solid Revenue growth of 20% and increases in Gross Profit of 26% and Adjusted Gross Profit of 19% versus the second quarter in 2021. Despite cost inflation pressures across the category, waste and recycling continues to outperform the broader market even with current market challenges. I am so proud of our achievements in the second quarter of this year, and look forward to sharing updates on our progress in the future.”

Recent Highlights

●	Completed business combination on August 16, raising $196.8 million in gross proceeds and commenced trading on the NYSE under the new ticker “RBT”

●	Entered strategic data and technology partnership with Palantir Technologies, a software company that empowers organizations to integrate their data, decisions, and operations

●	Featured in a documentary series produced by Amazon about the company’s transformative work with the City of Santa Fe, New Mexico

●	Expanded its RUBICONSmartCityTM customer base with three-year contracts with the cities of Houston, Texas Scranton, Pennsylvania, and announced multi-year extension agreement with Tuesday Morning Corporation

●	Announced multi-year agreement with new customer SRS Distribution, Inc.

●	Expanded suite of RUBICONSmartCityTM solutions with launch of new product to optimize municipal snow removal

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted Gross Profit

Adjusted Gross Profit (non-GAAP) is considered a non-GAAP financial measure under the U.S. Securities and Exchange Commission’s rules because it excludes certain amounts included in Gross Profit calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Rubicon believes presenting Adjusted Gross Profit is useful to investors because it shows the progress in scaling Rubicon’s digital platform by quantifying the markup and margin Rubicon charges its customers that are incremental to its marketplace vendor costs. This measure demonstrates this progress because changes in this measure are driven primarily by Rubicon’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses this non-GAAP measure as one of the means to evaluate the profitability of Rubicon’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful Rubicon is in achieving its pricing strategies.

The table below reflects the reconciliation of Gross Profit to Adjusted Gross Profit for the three months ended June 30, 2022 compared to the same periods in 2021:

	Three Months Ended June 30,
	2022	2021
	(in thousands, except percentages)
Total revenue	$164,606	$137,584
Less: total cost of revenue (exclusive of amortization and depreciation)	158,571	132,247
Less: amortization and depreciation for revenue generating activities	579	997
Gross profit	$5,456	$4,340
Gross profit margin	3.3%	3.2%

Gross profit	$5,456	$4,340
Add: amortization and depreciation for revenue generating activities	579	997
Add: platform support costs	6,657	5,343
Adjusted gross profit	$12,692	$10,680
Adjusted gross profit margin	7.7%	7.8%

Amortization and depreciation for revenue generating activities	$579	$997
Amortization and depreciation for sales, marketing, general and administrative activities	823	992
Total amortization and depreciation	$1,402	$1,989

Platform support costs (1)	$6,657	$5,343
Marketplace vendor costs (2)	151,914	126,904
Total cost of revenue (exclusive of amortization and depreciation)	$158,571	$132,247

(1)	We define platform support costs as costs to operate our revenue generating platforms that do not directly correlate with volume of sales transactions procured through our digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.

(2)	We define marketplace vendor costs as direct costs charged by our hauling and recycling partners for services procured through our digital marketplace.

Additional information regarding Rubicon’s operational and financial results for the second quarter can be found in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2022.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to meet the NYSE’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; and 8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Founder’s Registration Statement on Form S-4, as amended, filed with the SEC, and other documents of Founder and Rubicon filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com

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